Exhibit 99.1

Investor Relations Contact:
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact:
Holly Campbell
Adobe Systems Incorporated
campbell@adobe.com

Adobe Systems Reports Record Revenue in Second Quarter of Fiscal Year 2005

Adobe Creative Suite 2 Launch and Continued Adobe Acrobat Momentum Drive
21 Percent Year-Over-Year Revenue Growth

SAN JOSE, Calif. — June 16, 2005 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported strong financial results for its second quarter ended June 3, 2005.

In the second quarter of fiscal 2005, Adobe achieved record revenue of $496.0 million, compared to $410.1 million reported for the second quarter of fiscal 2004, and $472.9 million reported in the first quarter of fiscal 2005.  On a year-over-year basis, this represents 21 percent revenue growth.  Adobe’s second quarter revenue target range was $475 to $495 million.

“Adobe’s performance in Q2 reflects our third consecutive quarter of record revenue, demonstrating continued execution against our strategy,” said Bruce Chizen, CEO.  “Our planned acquisition of Macromedia will further enhance our ability to deliver an industry-defining technology platform and enable us to offer a wider range of solutions to customers and industries around the world.”

GAAP diluted earnings per share for the second quarter of fiscal 2005 were $0.29. Non-GAAP diluted earnings per share, which excludes the net tax impact of the planned repatriation of certain foreign earnings, and investment losses from the Company’s venture program, were $0.28.

GAAP net income was $149.8 million for the second quarter of fiscal 2005, compared to $109.4 million reported in the second quarter of fiscal 2004, and $151.9 million in the first quarter of fiscal 2005.

Non-GAAP net income, which excludes, as applicable, the net tax impact of the planned repatriation of certain foreign earnings, and investment gains and losses, was $142.9 million for the second quarter of fiscal 2005, compared to $108.8 million in the second quarter of fiscal 2004, and $133.8 million in the first quarter of fiscal 2005.

GAAP diluted earnings per share for the second quarter of fiscal 2005 were $0.29 based on 508.2 million weighted average shares. This compares with GAAP diluted earnings per share of $0.22 reported in the second quarter of fiscal 2004, based on 493.9 million weighted average shares, and GAAP diluted

ADOBE SYSTEMS REPORTS RECORD REVENUE IN SECOND QUARTER OF FISCAL 2005

earnings per share of $0.30 reported in the first quarter of fiscal 2005, based on 506.2 million weighted average shares.

Adobe’s GAAP and non-GAAP operating income was $182.2 million in the second quarter of fiscal 2005, compared to $141.8 million in the second quarter of fiscal 2004 and $170.7 million in the first quarter of fiscal 2005.  As a percent of revenue, GAAP and non-GAAP operating income in the second quarter of fiscal 2005 were 36.7 percent, compared to 34.6 percent in the second quarter of fiscal 2004 and 36.1 percent in the first quarter of fiscal 2005.

Company Provides Update on Status of Macromedia Acquisition

On April 18, 2005, Adobe announced a definitive agreement to acquire Macromedia (Nasdaq: MACR). Adobe said today the integration planning process between the two companies is well underway and continues to anticipate the acquisition will close in the Fall of 2005. The Company also indicated its pre-merger notification and report form under the Hart-Scott-Rodino Act is currently being reviewed by the Department of Justice, and said it expects to file a registration statement on Form S-4 in the next few weeks.

On June 13, 2005 a stockholder derivative complaint was filed by a purported Adobe stockholder in the Superior Court of the State of California for the County of Santa Clara. The complaint names Adobe and its board of directors as defendants and alleges breach of fiduciary duty in connection with Adobe’s plan to acquire Macromedia in light of Macromedia’s recent restatement of its financial results for its fiscal years 1999-2004.  Adobe management believes the complaint is without merit and intends to defend the matter vigorously.

Adobe is maintaining a Website as an ongoing source of information regarding the Macromedia acquisition at http://www.adobe.com/aboutadobe/invrelations/adobeandmacromedia.html.

Adobe Provides Third Quarter Financial Targets

For the third quarter of fiscal 2005, Adobe announced it is targeting revenue of $470 to $490 million, which represents approximately 16 to 21 percent year-over-year growth.  The Company is also targeting gross margin of approximately 94 percent, and GAAP and non-GAAP operating margin ranges of approximately 34 to 36 percent.

As a percent of revenue, Adobe is targeting third quarter expenses as follows:

Research & Development – approximately 20 percent
Sales & Marketing – approximately 29 to 31 percent
General & Administrative – approximately 9 percent

In addition, Adobe is targeting its share count range to be between 511 and 513 million shares in the third quarter of fiscal 2005.  The Company also is targeting other income in its third quarter to be approximately $9 to $10 million, and a tax rate of 25 percent.  These targets lead to third quarter GAAP and non-GAAP earnings per share target ranges of $0.25 to $0.27.

Adobe currently believes targeted non-GAAP earnings per share and non-GAAP operating margin results will not differ materially from targeted GAAP results.

Forward Looking Statements Disclosure

This press release contains forward looking statements, including those related to revenue, product releases, gross margin, operating expenses, operating margin, other income, tax rate, share count, earnings per share, and timing of the Macromedia acquisition and related integration, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, delays in development or shipment of the Company’s new products or major new versions of existing products, introduction of new products by existing and new competitors, failure to successfully manage transitions to new business models or markets, failure to anticipate and develop new products in response to changes in demand for application software, computers and printers, intellectual property disputes and litigation, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, changes to the Company’s distribution channel, the impact of malicious code, such as worms and viruses, on the Company’s computer network and applications, interruptions or terminations in the Company’s relationships with turnkey assemblers, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in accounting rules and regulations, unanticipated changes in tax rates, market risks associated with the Company’s equity investments, and the Company’s inability to attract and retain key personnel. For further discussion of these and other risks and uncertainties, individuals should refer to the Company’s SEC filings, including the 2004 annual report on Form 10-K and quarterly reports on Form 10-Q filed in 2005. The Company does not undertake an obligation to update forward looking statements.

Additional Information and Where to Find It

Adobe Systems Incorporated intends to file a registration statement on Form S-4, and Adobe and Macromedia, Inc. intend to file a related joint proxy statement/prospectus, in connection with the merger transaction involving Adobe and Macromedia. Investors and security holders are urged to read the registration statement on Form S-4 and the related joint proxy/prospectus when they become available because they will contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Adobe by contacting Adobe Investor Relations at 408-536-4416. Investors and security holders may obtain free copies of the documents filed with the SEC by Macromedia by contacting Macromedia Investor Relations at 415-252-2106.

Adobe, Macromedia and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Adobe and Macromedia in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the joint proxy statement/prospectus of Adobe and Macromedia described above. Additional information regarding the directors and executive officers of Adobe is also included in Adobe’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2005. Additional information regarding the directors and executive officers of Macromedia is also included in Macromedia’s proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the SEC on June 21, 2004 and Macromedia’s proxy statement for a Special Meeting of Stockholders, which was filed with the SEC on October 6, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Adobe and Macromedia as described above.

About Adobe Systems Incorporated

Adobe is the world’s leading provider of software solutions to create, manage and deliver high-impact, reliable digital content. For more information, visit www.adobe.com.

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© 2005 Adobe Systems Incorporated. All rights reserved. Adobe, Adobe Creative Suite, Adobe Acrobat, and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 3, 2005	June 4, 2004	June 3, 2005	June 4, 2004

Revenue:
Products	$485,620	$402,553	$948,767	$818,305
Services and support	10,409	7,532	20,144	15,061
Total revenue	496,029	410,085	968,911	833,366

Total cost of revenue:
Products	21,774	23,206	43,629	43,650
Services and support	5,660	4,049	10,774	7,787
Total cost of revenue	27,434	27,255	54,403	51,437

Gross profit	468,595	382,830	914,508	781,929

Operating Expenses:
Research and development	89,409	76,053	176,095	151,124
Sales and marketing	154,963	130,561	302,346	257,915
General and administrative	42,019	34,377	83,151	67,789
Total operating expenses	286,391	240,991	561,592	476,828

Operating income	182,204	141,839	352,916	305,101

Non-operating income:
Investment gain (loss)	(2,701)	873	(4,255)	(158)
Interest and other income	8,305	5,127	15,932	9,159
Total non-operating income	5,604	6,000	11,677	9,001

Income before income taxes	187,808	147,839	364,593	314,102
Provision for income taxes	38,030	38,438	62,921	81,666

Net income	$149,778	$109,401	$301,672	$232,436

Basic net income per share	$0.31	$0.23	$0.62	$0.49

Shares used in computing basic net income per share	488,765	477,238	487,610	477,154

Diluted net income per share	$0.29	$0.22	$0.59	$0.47

Shares used in computing diluted net income per share	508,156	493,946	507,851	493,186

Condensed Consolidated Balance Sheets

(In thousands, except per share data)
(Unaudited)

	June 3, 2005	December 3, 2004

ASSETS

Current assets:
Cash and cash equivalents	$253,302	$259,061
Short-term investments	1,437,264	1,054,160
Trade receivables, net	172,173	141,945
Other receivables	36,466	25,495
Deferred income taxes	56,513	51,751
Prepaid expenses and other current assets	43,850	18,617

Total current assets	1,999,568	1,551,029

Property and equipment, net	98,934	99,675
Goodwill	119,082	110,287
Purchased and other intangibles, net	17,108	15,513
Investment in lease receivable	126,800	126,800
Other assets	59,724	55,328

Total assets	$2,421,216	$1,958,632

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade and other payables	$38,717	$43,192
Accrued expenses	215,755	202,762
Income taxes payable	202,419	145,913
Deferred revenue	61,033	59,541

Total current liabilities	517,924	451,408

Other long-term liabilities	4,767	4,838
Deferred income taxes	28,622	78,909

Stockholders’ equity:
Common stock, $0.0001 par value	29,576	29,576
Additional paid-in-capital	1,264,736	1,164,643
Retained earnings	2,537,399	2,238,807
Accumulated other comprehensive (gain) loss	523	(2,289)
Treasury stock at cost, net of re-issuances	(1,962,331)	(2,007,260)

Total stockholders’ equity	1,869,903	1,423,477

Total liabilities and stockholders’ equity	$2,421,216	$1,958,632

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	June 3, 2005	June 4, 2004
Cash flows from operating activities:
Net income	$149,778	$109,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,124	14,741
Stock compensation expense	106	63
Deferred income taxes	1,034	15,089
Recovery of losses on receivables	(366)	(228)
Tax benefit from employee stock option plans	20,345	13,303
Net (gains) losses on sales and impairments of investments	2,704	(1,429)
Changes in operating assets and liabilities:
Receivables	(41,733)	12,098
Other current assets	(9,714)	1,766
Trade and other payables	142	(2,465)
Accrued expenses	19,156	14,322
Income taxes payable	10,460	(31,115)
Deferred revenue	3,946	1,454

Net cash provided by operating activities	170,982	147,000

Cash flows from investing activities:
Purchases of short-term investments	(560,745)	(421,040)
Maturities of short-term investments	303,841	25,270
Sales of short-term investments	68,505	375,268
Acquisitions of property and equipment	(9,124)	(12,491)
Purchases of long-term investments and other assets	(6,953)	(6,765)
Cash paid for acquisition, net of cash received	—	(15,545)
Proceeds from sale of equity securities and long-term investments	157	3,145

Net cash used for investing activities	(204,319)	(52,158)

Cash flows from financing activities:
Purchase of treasury stock	(24)	(130,376)
Proceeds from issuance of treasury stock	71,400	65,357
Payment of dividends	(12)	(2,983)

Net cash provided by (used for) financing activities	71,364	(68,002)

Effect of foreign currency exchange rates on cash and cash equivalents	(2,085)	(485)

Net increase in cash and cash equivalents	35,942	26,355

Cash and cash equivalents at beginning of period	217,360	142,809

Cash and cash equivalents at end of period	$253,302	$169,164

Non-GAAP Results

(In thousands, except per share data)

The following table shows Adobe’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended
	June 3, 2005	June 4, 2004	March 4, 2005

GAAP net income	$149,778	$109,401	$151,894
Investment (gain) loss, net of tax	2,035	(646)	1,157
Net tax impact on foreign earnings repatriation	(8,931)	—	(19,297)
Non-GAAP net income	$142,882	$108,755	$133,754

Diluted net income per share:

GAAP net income	$0.29	$0.22	$0.30
Investment gain, net of tax	0.01	0.00	0.00
Net tax impact on foreign earnings repatriation	(0.02)	—	(0.04)
Non-GAAP net income	$0.28	$0.22	$0.26

Shares used in computing diluted net income per share	508,156	493,946	506,182

Adobe continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review both GAAP information that includes the investment gains and losses and the net tax impact of the planned repatriation of certain foreign earnings discussed below, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.

In accordance with GAAP, Adobe incurs investment gains and losses from its venture program.  These charges are otherwise unrelated to Adobe’s ongoing business operations and are excluded from its non-GAAP financial information.

Also, in accordance with GAAP, Adobe included the net tax impact of the planned repatriation of certain foreign earnings.  This tax impact is not indicative of Adobe’s ongoing business operations and thus is excluded from its non-GAAP financial information.